Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
AGCO CORPORATION
(reflecting amendments through March 11, 2010)
ARTICLE I
Stockholders Meetings
     1. Places of Meetings. All meetings of stockholders shall be held at such place or places in or outside of Delaware as the board of directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.
     2. Annual Meetings. Unless otherwise determined from time to time by the board of directors, the annual meeting of stockholders shall be held each year for the election of directors and the transaction of such other business as may properly come before the meeting on the first Monday in the fourth month following the close of the fiscal year commencing at some time between 10 A.M. and 3 P.M., if not a legal holiday and if a legal holiday, then on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-Laws.
     3. Special Meetings. A special meeting of stockholders may be called at any time by order of the board of directors or the executive committee. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provided in Article VIII of these By-Laws.
     4. Meetings Without Notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

     5. Voting. At all meetings of stockholders, each stockholder entitled to vote on the record date as determined under Article V, Section 3 of these By-Laws or if not so determined as prescribed under the laws of Delaware shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the certificate of incorporation or any amendment thereto.
     6. Quorum. At any stockholders’ meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat present in person or by proxy shall constitute a quorum but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the certificate of incorporation or these By-Laws, in which case such express provisions shall govern.
     7. List of stockholders. At least ten days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the secretary or the transfer agent in charge of the stock ledger of the corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the corporation or to vote in person or by proxy at such meeting.
     8. No Action in Writing. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     9. Notice of Business. No business may be transacted at any meeting of stockholders, whether annual or special, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 of this Article I and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in Section 10 of this Article I. Clause (c) of this Section 9 shall be the exclusive means for a stockholder to nominate any person for election as a director or submit other business before the meeting (other than proposals brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, which proposals are not governed by these Bylaws).

     If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     10. Notice of Stockholder Nominees and Proposals. In addition to any other applicable requirements for business to be properly brought before a meeting, whether annual or special, by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation in compliance with the requirements of this Section 10 of this Article I. This Section 10 shall constitute an “advance notice provision” for annual meetings for the purposes of Rule 14a-4(c)(1) under the Exchange Act.
     In the case of a meeting of stockholders which is an annual meeting, to be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In the case of a meeting of stockholders which is not an annual meeting, to be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty-five (45) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.
     To be in proper written form, whether in regard to a nominee for election to the board of directors or other business, a stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the meeting (i) a brief description of the business described to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) as to such stockholder and, if such stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made, the following information: (A) the name and record address of such stockholder and, if such stockholder holds for the benefit of another, the name and record address of such beneficial owner (collectively, the “Holder”); (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record; (C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (D) any proxy, contract, arrangement, understanding or relationship pursuant to which the Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation; (E) any short interest in any security of the Corporation (for the purposes of these By-laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any proxy, contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (F) any rights to dividends on the shares of the Corporation owned beneficially by the Holder that are separated or separable from the underlying shares of the Corporation; (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Holder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity; (H) any performance-related fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any; (I) any arrangements, rights, or other interests described in Clauses (C)-(H) of this paragraph held by members of such Holder’s immediate family sharing the same household; (J) any other information relating to the Holder that is required to be disclosed in solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and (K) any other information as reasonably requested by the Corporation, (iii) a description of all agreements, arrangements or understandings between the Holder and any other person or persons (including their names) in connection with the proposal of such business by the Holder and any material interest of the Holder in such business, (iv) a representation that the Holder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (v) in the case of the nomination of a person as a director, a brief description of the background and credentials of such person including (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
     For the avoidance of doubt, no person nominated by a stockholder of the Corporation shall be eligible for election as a director of the Corporation unless nominated by such stockholder in accordance with the procedures set forth in this Section 10, even if the election of directors otherwise is a matter of business properly before the meeting.

ARTICLE II
Board of Directors
     1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. There shall be one class of directors constituting the entire Board of Directors. Beginning with the directors elected at the annual meeting of stockholders held in 2010, each director shall be elected annually for a term of one year. The terms of directors holding office at the time of the annual meeting of stockholders held in 2010 whose terms do not expire at such meeting shall continue in office until expiration of their original terms. Each director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.
     2. Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the board of directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the certificate of incorporation or these By-Laws.
     3. Compensation. The board of directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the corporation, including, but not limited to, fees for attendance at all meetings of the board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the board or the executive committee.
     4. Meetings and Quorum. Meetings of the board of directors may be held either in or outside of Delaware. A quorum shall be one-third the then authorized total number of directors, but not less than two directors. A director will be considered present at a meeting, even though not physically present, to the extent and in the manner authorized by the laws of Delaware.

          The board of directors elected at any annual stockholders’ meeting shall, at the close of that meeting without further notice if a quorum of directors be then present or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting they shall elect a president, a secretary and a treasurer, and such other officers as they may deem proper, none of whom except the chairman of the board, if elected, need be members of the board of directors.
          The board of directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the president or the chairman of the board and must be called by the president or by the secretary or an assistant secretary upon the request of any director.
          Notice of each meeting, other than a regular meeting (unless required by the board of directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the chairman of the board, the president or secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.
          Notice of any meeting shall state the time and place of such meeting, but need not state the purpose thereof unless otherwise required by the laws of Delaware, the certificate of incorporation, the By-Laws, or the board of directors.
     5. Executive Committee. The board of directors may by resolution passed by a majority of the whole board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the board and may designate one of such members to act as chairman. The board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.
          During the intervals between the meetings of the board of directors, the executive committee shall perform all the powers of the Board except as limited by the General Corporation Law of the State of Delaware or by the Company’s Certificate of Incorporation or By-Laws.
          The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.
     6. Audit Committee. The functions of the audit committee shall be to meet with external auditors to discuss the current year audit plan; meet with external auditors to discuss the results of the audit and their opinion regarding the fairness of the annual financial statements; review audit fees and fees for management advisory services; meet with management to discuss the internal audit plan and current staffing; meet with management, internal and external auditors to discuss the auditor’s “management letter” and management’s response; and meet with management and the internal auditors to discuss the corporate control environment and regulatory compliance. The audit committee is hereby authorized to perform such functions. The audit committee shall meet once before the external audit begins and again near the completion date with meetings at other times as appropriate.
     7. Compensation Committee. The functions of the compensation committee shall be to review, approve, recommend and report to the chief executive officer and the board matters specifically relative to the compensation of the Company’s chief executive officer and other key executives and administration of the Company’s 1991 Stock Option Plan and Management Incentive Compensation Plan, and the compensation committee is hereby authorized to perform such functions.
     8. Governance Committee. The functions of the governance committee are to develop appropriate long range plans for the size and composition of the board of directors and the succession of directors; to develop and implement procedures for identifying, screening and nominating director candidates to the board of directors; to recommend directors for membership and chairmanship of standing committees of the board of directors; to develop and implement procedures for conducting and reporting annual evaluations of board performance and recommend actions to improve board performance and governance; to perform other duties as the board of directors may from time to time delegate to the committee.
          Nominations for board membership shall be consistent with criteria contained in the governance committee charter. In nominations for committee membership and chairmanship the governance committee shall:
          a. include the chairman of the board, chief executive officer and chairmen of the standing committees as members of the executive committee;
          b. include the chairman of the board and the chief executive officer as members of the strategic planning committee;
          c. include only Independent Directors (as defined in Section 11 of this Article II) to serve as members of the audit, compensation and governance committees; and
          d. consider differences in individual director expertise and availability and the efficiencies of continuity of committee experience versus the desirability of altering committee composition at reasonable intervals.”
     9. Other Committees. The board of directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the board.
     10. Action without Meetings. Any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without meeting by written consent setting forth the action so taken signed by all of the directors entitled to vote with respect to the subject matter thereof.
     11. Independence of Directors. The board of directors of the Company shall not knowingly (a) nominate a candidate for election to the board of directors or (a) cause any vacancy on the board of directors to be filled by a director, that, in either case, would result in the board of directors being comprised of less than a majority of Independent Directors (as hereinafter defined).
          For purposes of this Article II, “Independent Director” shall mean a Director who meets the independence requirements of Section 303.01(B)(3) of The New York Stock Exchange Listed Company Manual (as such section may be modified from time to time).

ARTICLE III
Officers
     1. Titles and Election. The officers of the corporation shall be a president, a secretary and a treasurer, who shall initially be elected as soon as convenient by the board of directors and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the board following any annual stockholders’ meeting, each of whom shall hold office at the pleasure of the board except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal under these By-Laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.
          The board of directors, in its discretion, may also at any time elect or appoint a chairman of the board of directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the board, except as may otherwise be approved by the board or executive committee, or until his earlier resignation, removal or other termination of employment, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the board or in case of officers other than the chairman of the board, it not so prescribed or determined by the board, as the president or the then senior executive officer may prescribe or determine.
          The board of directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the board may require.
     2. Duties. Subject to such extension, limitations, and other provisions as the board of directors or the By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:
          (a) Chairman of the Board. The chairman of the board, when present, shall preside at all meetings of the stockholders and of the board of directors and shall be charged with general supervision of the management and policy of the corporation, and shall have such other powers and perform such other duties as the board of directors may prescribe from time to time.
          (b) President. Subject to the board of directors and the provisions of these By-Laws, the president shall be the chief executive officer of the corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the chairman of the board preside at all meetings of the stockholders and of the board of directors if he is a director, and shall perform such other duties as the board of directors or executive committee shall specify from time to time. The president or a vice president, unless some other person is thereunto specifically authorized by the board of directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the corporation.
          (c) Vice President. The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the board of directors or by the president if the board does not do so. In the absence or disability of the president, the vice presidents in order of seniority may, unless otherwise determined by the board, exercise the powers and perform the duties pertaining to the office of president, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order or seniority shall exercise the powers and perform the duties of the office of president.
          (d) Secretary. The secretary or in his absence the assistant secretary shall keep the minutes of all meetings of stockholders and of the board of directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.
          (e) Treasurer. The treasurer, subject to the order of the board of directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the corporation (other than his own bond, if any, which shall be in the custody of the president), and shall have, under the supervision of the board of directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the board of directors or by the president if the board does not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the corporation or to its order. He shall keep accurate books of account of the corporation’s transactions, which shall be the property of the corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the board of directors. The treasurer shall be subject in every way to the order of the board of directors, and shall render to the board of directors and/or the president of the corporation, whenever they may require it, an account of all his transactions and of the financial condition of the corporation. In addition to the foregoing, the treasurer shall have such duties as may be prescribed or determined from time to time by the board of directors or by the president if the board does not do so.
     3. Delegation of Authority. The board of directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.
     4. Compensation. The compensation of the chairman of the board, the president, all vice presidents, the secretary and the treasurer shall be fixed by the board of directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

ARTICLE IV
Resignations, Vacancies and Removals
     1. Resignations. Any director or officer may resign at any time by giving written notice thereof to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.
     2. Vacancies.
          (a) Directors. When the office of any directors, becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. Any director so elected by the board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The directors may also reduce their authorized number by the number of vacancies in the board, provided such reduction does not reduce the board to less than the minimum authorized by the Charter or the laws of Delaware.
          (b) Officers. The board of directors may at any time or from time to time fill any vacancy among the officers of the corporation.
     3. Removals.
          (a) Directors. The stockholders may remove directors from office only for cause.
          (b) Officers. Subject to the provisions of any validly existing agreement, the board of directors may at any meeting remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the president the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.
ARTICLE V
Capital Stock
     1. Share Certificates. Certificates for shares of the capital stock of the corporation may be certificated or uncertificated, as provided under Delaware law, and in such form as may be prescribed or authorized by the board of directors, duly numbered and setting forth the number and kind of shares represented thereby. Any certificates representing shares of stock shall be entered in the books of the Corporation and registered as they are issued. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the treasurer or an assistant treasurer or a secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of Delaware.
          In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he, she, or it were such officer, transfer agent, or registrar at the date of issue.
          Within a reasonable time after the issuance of transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of the State of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s articles of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.
     2. Transfer of Stock. Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation upon the surrender of any certificate or certificates properly assigned and endorsed for transfer. If the corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
          Upon the receipt of proper transfer instructions from the registered owner of shares, such shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation. If the corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.
          The board of directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.
     3. Record Dates.
          (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.
          (b) If no such record date is fixed by the board, the record date shall be that prescribed by the laws of Delaware.
          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
     4. Lost Certificates. In case of loss or mutilation or destruction of a stock certificate, the corporation may issue (i) a new certificate or certificates for shares or (ii) uncertificated shares upon such terms as may be determined or authorized by the board of directors or executive committee or by the president if the board or the executive committee does not do so.
ARTICLE VI
Fiscal Year, Bank Deposits, Checks, etc.
     1. Fiscal Year. The fiscal year of the corporation shall commence or end at such time as the board of directors may designate.
     2. Bank Deposits, Checks, etc. The funds of the corporation shall be deposited in the name of the corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the board of directors or executive committee, or by such officer or officers as the board or executive committee may authorize to make such designations.
          All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the board of directors or executive committee or as may be designated by an officer or officers authorized by the board of directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.
ARTICLE VII
Books and Records
     1. Place of Keeping Books. Unless otherwise expressly required by the laws of Delaware, the books and records of the corporation may be kept outside of Delaware.

     2. Examination of Books. Except as may otherwise be provided by the laws of Delaware, the certificate of incorporation or these By-Laws, the board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the board of directors.
ARTICLE VIII
Notices
     1. Requirements of Notice. Whenever notice is required to be given by statute, the certificate of incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office letter box, or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the corporation, and such notice shall be deemed given at the time when the same shall be thus mailed.
     2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the certificate of incorporation or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders’ meeting and presence of any director at any meeting of the board of directors shall constitute a waiver of such notice as may be required by any statute, the certificate of incorporation or these By-Laws.
ARTICLE IX
Seal
     The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center of which shall be inscribed “Corporate Seal, Delaware.”
ARTICLE X
Powers of Attorney
     The board of directors or the executive committee may authorize one or more of the officers of the corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the corporation, with or without power of substitution.

     In the absence of any action by the board or the executive committee, the president, any vice president, the secretary or the treasurer of the corporation may execute for and on behalf of the corporation waivers of notice of stockholders’ meetings and proxies for such meetings in any company in which the corporation may hold voting securities.
ARTICLE XI
Indemnification of Directors and Officers
     1. Definitions. As used in this article, the term “person” means any past, present or future director or officer of the corporation or a designated officer of an operating division of the corporation.
     2. Indemnification Granted. The corporation shall indemnify, defend and hold harmless against all liability, loss and expenses (including attorneys’ fees reasonably incurred), to the full extent and under the circumstances permitted by the Delaware General Corporation Law of the State of Delaware in effect from time to time, any person as defined above, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer of the corporation or designated officer of an operating division of the corporation, or is or was as an employee or agent of the corporation acting as a director, officer, employee or agent of another company or other enterprise in which the corporation owns, directly or indirectly, an equity or other interest or of which it may be a creditor.
          If a person indemnified herein must retain an attorney directly, the corporation may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this article or otherwise.
          This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by By-Law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     3. Miscellaneous. The board of directors may also on behalf of the corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the board in its sole discretion may from time to time and at any time determine.
ARTICLE XII
Amendments
     These By-Laws may be amended or repealed either:
     (a) at any meeting of stockholders at which a quorum is present by vote of a majority of the number of shares of stock entitled to vote present in person or by proxy at such meeting as provided in Article I Sections 5 and 6 of these By-Laws, or
     (b) at any meeting of the board of directors by a majority vote of the directors then in office;
     provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.